Exhibit 10.3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”) is made and given as of October 25, 2002 by FIVE STAR QUALITY CARE, INC., a Maryland corporation (the “Guarantor”), for the benefit of SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, “SNH”), and SNH CHS PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, the “Landlord” and, together with SNH, collectively, the “Beneficiaries”).

W I T N E S S E T H :

WHEREAS, in connection with the execution of a Purchase and Sale Agreement, dated as of August 26, 2002, by and among Constellation Health Services, Inc. and certain of its subsidiaries as further identified therein (collectively, the “Seller”), Constellation Real Estate Group, Inc. (“CREG”), and SNH, as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of the date hereof, by and among the Seller, CREG, SNH and the Guarantor (as so amended, the “Purchase Agreement”), SNH and the Guarantor agreed, as between themselves, that the Guarantor would indemnify SNH for losses, claims and expenses relating to certain assets being acquired by the Guarantor pursuant to the Purchase Agreement;

WHEREAS, pursuant to a Lease Agreement, dated as of the date hereof (the “Lease”), the Landlord has agreed to lease to FVE-CHS LLC, an indirect wholly owned subsidiary of the Guarantor (the “Tenant”), and the Tenant has agreed to lease from the Landlord, certain real property, together with certain related improvements and personal property, as more particularly described in the Lease; and

WHEREAS, it is a condition precedent to the Landlord’s entering into the Lease that the Guarantor guarantee all of the payment and performance obligations of the Tenant with respect to the Lease; and

WHEREAS, the transactions contemplated by the Lease are of direct material benefit to the Guarantor;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.                                       Certain Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Lease.  The Lease and the Incidental Documents are herein collectively referred to as the “Transaction Documents.”

2.                                       Guaranteed Obligations.  For purposes of this Agreement:

(i)                                     the term “SNH Guaranteed Obligations” shall mean the payment and performance of the obligation of the Guarantor to indemnify, protect and hold harmless SNH from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against SNH and related to those properties described on Exhibit A attached hereto and made a part hereof (including, without limitation, any claim raised by any party under the Purchase Agreement with respect to such properties); and

(ii)                                  the term “Landlord Guaranteed Obligations” shall mean (i) the payment and performance of each and every obligation of the Tenant to the Landlord under the Transaction Documents or relating thereto, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Lease and (ii) the repayment to the Landlord and its Affiliated Persons of any and all amounts from time to time advanced or incurred by the Landlord or such Affiliated Persons in connection with any guaranty or other agreement provided by the Landlord or such Affiliated Persons to any Governmental Agency to facilitate the licensing of any Facility located upon the Leased Property; and

(iii)                               the term “Guaranteed Obligations” shall mean the SNH Guaranteed Obligations and the Landlord Guaranteed Obligations, collectively.

3.                                       Representations and Covenants.  The Guarantor represents, warrants, covenants, and agrees that:

3.1                                 Incorporation of Representations and Warranties.  The representations and warranties of the Tenant and its Affiliated Persons set forth in the Transaction Documents are true and correct on and as of the date hereof in all material respects.

3.2                                 Performance of Covenants and Agreements.  The Guarantor hereby agrees to take all lawful action in its power to cause the Tenant duly and punctually to perform all of the covenants and agreements set forth in the Transaction Documents.

3.3                                 Validity of Agreement.  The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and subject to general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which it may be a party or by which it or any of its property or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.

3.4                                 Payment of Expenses.  The Guarantor agrees, as principal obligor and not as guarantor only, to pay to the Beneficiaries forthwith, upon demand, in immediately available federal funds, all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or expended by the Beneficiaries in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Agreement from the time such amounts become due until payment at the Overdue Rate.  The Guarantor’s covenants and agreements set forth in this Section 3.4 shall survive the termination of this Agreement.

3.5                                 Notices.  The Guarantor shall promptly give notice to the Beneficiaries of any event known to it which might reasonably result in a material adverse change in its financial condition.

3.6                                 Reports.  The Guarantor shall promptly provide to the Landlord each of the financial reports, certificates and other documents required of it under the Transaction Documents.

3.7                                 Books and Records.  The Guarantor shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles, consistently applied, in connection with its business.  The Guarantor shall permit access by the Beneficiaries and their agents to the books and records maintained by the Guarantor during normal business hours and upon reasonable notice.  Any proprietary information obtained by Landlord with respect to the Guarantor pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to any court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.

3.8                                 Taxes, Etc.  The Guarantor shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon the Guarantor or the income of the Guarantor or upon any of the property, real, personal or mixed, of the Guarantor, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any property and result in a material adverse change in the financial condition of the Guarantor; provided, however, that the Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Guarantor shall have set aside on its books such reserves of the Guarantor, if any, with respect thereto as are required by generally accepted accounting principles.

3.9                                 Legal Existence of Guarantor. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

3.10                           Compliance.  The Guarantor shall use reasonable business efforts to comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls).

3.11                           Insurance.  The Guarantor shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar businesses and similarly situated, in such amounts and by such methods as shall be customary for such owners and deemed adequate by the Guarantor.

3.12                           No Change in Control.  The Guarantor shall not permit the occurrence of any direct or indirect Change in Control of the Tenant or the Guarantor.

4.                                       Guarantee.  The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which are monetary obligations shall be paid in full when due and payable, whether upon demand, at the stated or accelerated maturity thereof pursuant to any Transaction Document, or otherwise, and that the Guaranteed Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Transaction Documents.  With respect to the Guaranteed Obligations which are monetary obligations, this guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent.  In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, the Guarantor shall, in the case of monetary obligations, within five (5) Business Days after receipt of notice from the applicable Beneficiary, pay or cause to be paid to such Beneficiary the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or, in the case of nonmonetary obligations, perform or cause to be performed such obligations in accordance with the Transaction Documents.

5.                                       Set-Off.  The Guarantor hereby authorizes the Landlord, at any time and without notice to set off the whole or any portion or portions of any or all sums credited by or due from the Landlord to it against amounts payable under this Agreement.  The Landlord shall promptly notify the Guarantor of any such set-off made by the Landlord and the application made by the Landlord of the proceeds thereof.

6.                                       Unenforceability of Guaranteed Obligations, Etc.  If the Tenant is for any reason under no legal obligation to discharge any of the Guaranteed Obligations (other than because the same have been previously discharged in accordance with the terms of the Transaction Documents), or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Tenant by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Transaction Document or any limitation on the liability of the Tenant thereunder not contemplated by the Transaction Documents or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

7.                                       Additional Guarantees.  This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

8.                                       Consents and Waivers, Etc.  The Guarantor hereby acknowledges receipt of correct and complete copies of each of the Transaction Documents, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance with the terms and conditions thereof, and, except as otherwise provided herein, to the maximum extent permitted by applicable law, waives (a) presentment, demand for payment, and protest of nonpayment, of any principal of or interest on any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance or Event of Default under any of the Guaranteed Obligations or the Transaction Documents, (d) notice of the terms, time and place of any private or public sale of any collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Tenant or any other guarantor of the Guaranteed Obligations, under or pursuant to the Transaction Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) to the extent the Guarantor lawfully may do so, any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Agreement, or any of the Transaction Documents or the Guaranteed Obligations (other than that the same have been discharged in accordance with the Transaction Documents).

9.                                       No Impairment, Etc.  The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by either Beneficiary or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Transaction Documents or any indulgence in or the extension of the time for payment by the Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Transaction Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof (except that with respect to any extension of time for payment or performance of any of the Guaranteed Obligations granted by the Landlord or any other holder of such Guaranteed Obligations to the Tenant, the Guarantor’s obligations to pay or perform such Guaranteed Obligation shall be subject to the same extension of time for performance), or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Tenant or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Tenant or any other guarantor or any assets of the Tenant or any such other guarantor, or the release or discharge of the Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law, or any other cause, whether similar or dissimilar to the foregoing.

10.                                 Reimbursement, Subrogation, Etc.  The Guarantor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Tenant (or any other person against whom the Landlord may proceed) with respect to the Guaranteed Obligations prior to the payment in full of all amounts owing with respect to the Lease, and until all indebtedness of the Tenant to the Landlord shall have been paid in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by the Landlord which destroys its subrogation rights or its rights to proceed against the Tenant for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to the Landlord.  Until all obligations of the Tenant pursuant to the Transaction Documents shall have been paid and satisfied in full, the Guarantor further waives any right to enforce any remedy which the Landlord now has or may in the future have against the Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by the Landlord.

11.                                 Defeasance.  This Agreement shall terminate at such time as the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to the Beneficiaries under this Agreement have been satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Tenant), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

12.                                 Notices.  (a)  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to either Beneficiary:

Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts 02458

Attn:  Mr. David J. Hegarty

[Telecopier No. (617) 796-8349]

if to the Guarantor to:

Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts 02458

Attn:  Mr. Evrett W. Benton

[Telecopier No. (617) 796-8385]

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

13.                                 Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of the Landlord’s successors and assigns, including without limitation said holders, whether so expressed or not.

14.                                 Applicable Law.  Except as to matters regarding the internal affairs of the Beneficiaries and issues of or limitations on any personal liability of the shareholders and trustees of the Beneficiaries for obligations of the Beneficiaries, as to which the laws of the State of Maryland shall govern, this Agreement, the Transaction Documents and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing.

15.                                 Arbitration.  Either Beneficiary or the Guarantor may elect to submit to arbitration any dispute hereunder that has an amount in controversy in excess of $250,000.  Any such arbitration shall be conducted in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on the parties.

In the event that any such dispute is submitted to arbitration hereunder, the applicable Beneficiary and the Guarantor shall each appoint and pay all fees of a fit and impartial person as arbitrator with at least ten (10) years’ recent professional experience in the general subject matter of the dispute.  Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator.  If either the Landlord or the Guarantor shall fail to appoint an arbitrator as aforesaid for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two (2) so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator.  If such arbitrators fail to agree upon a third arbitrator within forty five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years’ recent professional experience as to the subject matter in question.  The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between the applicable Beneficiary and the Guarantor, unless the arbitrators decide otherwise.  The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator.  Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to the applicable Beneficiary and one to the Guarantor.  A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

The Landlord and the Guarantor acknowledge and agree that, to the extent any such dispute shall involve any Manager and be subject to arbitration pursuant to such Manager’s Management Agreement, the Landlord and the Guarantor shall cooperate to consolidate any such arbitration hereunder and under such Management Agreement into a single proceeding.

16.                                 Modification of Agreement.  No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.  This Agreement may not be amended except by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought.

17.                                 Waiver of Rights by the Beneficiaries.  Neither any failure nor any delay on the Beneficiaries’ part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

18.                                 Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

19.                                 Entire Contract.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

20.                                 Headings; Counterparts.  Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

21.                                 Remedies Cumulative.  No remedy herein conferred upon the Beneficiaries is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

22.                                 NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE BENEFICIARIES, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAMES “SNH PROPERTIES TRUST” AND “SNH CHS PROPERTIES TRUST” REFER TO THE TRUSTEES UNDER THE DECLARATIONS COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF EITHER BENEFICIARY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF OR CLAIM AGAINST, SUCH BENEFICIARY.  ALL PERSONS DEALING WITH THE BENEFICIARIES, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BENEFICIARIES FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of page intentionally left blank.]

WITNESS the execution hereof under seal as of the date above first written.

FIVE STAR QUALITY CARE, INC.,
a Maryland corporation

/s/ Bruce J. Mackey Jr.
By: Bruce J. Mackey Jr.
Its: Treasurer and Chief Financial Officer

EXHIBIT A

PROPERTIES RELATED TO SNH GUARANTEED OBLIGATIONS

Ellicott City I and II

3004 North Ridge Road

Ellicott City, Maryland 21403

HeartHaven at Seabury

100 Seabury Drive

Bloomfield, Connecticut 06002

HeartHomes at Bay Ridge

3023 Arundale on the Bay Road

Annapolis, Maryland 21403

HeartHomes at Linthicum

804 and 806 Camp Meade Road

Linthicum, Maryland 21090

Hearthomes at Lutherville

1414 and 1420 Front Avenue

Lutherville, Maryland 21093

HeartHomes at Piney Orchard

8735 Piney Orchard Parkway

Odenton, Maryland 21113

HeartHomes at Pasadena

8016 Ritchie Highway

Pasadena, Maryland 21122